As Filed With the Securities and Exchange Commission
On March 16, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
HCA HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	27-3865930 (I.R.S. Employer Identification No.)

One Park Plaza Nashville, Tennessee (Address of Principal Executive Offices)	37203 (Zip Code)
2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its
Affiliates, as Amended and Restated
(Full title of the plan)
John M. Franck II, Esq.
Vice President — Legal and Corporate Secretary
HCA Holdings, Inc.
One Park Plaza
Nashville, Tennessee 37203
(615) 344-9551
(Name, Address, and Telephone Number of Registrant’s agent for service)
Copy to:
J. Page Davidson, Esq.
Ryan D. Thomas, Esq.
Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
(615) 742-6200
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount to be	Proposed	Proposed	Amount of
Title of securities	registered(1)	maximum offering price	maximum aggregate	registration fee(3)
to be registered		per share(2)	offering price
Common Stock, $0.01 par value	40,000,000 shares	$30.81	$1,232,400,000	$143,081.64

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. Pursuant to Rule 416(c), also includes an indeterminate number of participation interests to be offered or sold pursuant to the plan described herein.

(2) Computed pursuant to Rule 457(h) and 457(c) of the Securities Act solely for the purpose of determining the amount of the registration fee, based upon the average of the high and low prices reported for the Registrant’s Common Stock on the New York Stock Exchange Consolidated Tape on March 14, 2011 (U.S. $30.81).

(3) Determined by multiplying $1,232,400,000 by 0.0001161.

EXPLANATORY NOTE
     Pursuant to General Instruction E to Form S-8 under the Securities Act, this Registration Statement is filed by HCA Holdings, Inc. (the “Registrant”) for the purpose of registering additional shares of common stock, par value $0.01 per share, of the Registrant (the “Common Stock”) under the 2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated (the “Stock Incentive Plan”), which are the same class of securities as those registered under the currently effective Registration Statement on Form S-8 (Registration No. 333-150714) filed on May 7, 2008 relating to the Stock Incentive Plan. The contents of the prior Registration Statement, including any amendments thereto or filings incorporated therein, are incorporated herein by this reference, except that the provisions contained in Part II of such earlier Registration Statement are modified as set forth in this Registration Statement. 10,654,521 shares of Common Stock were registered for issuance under the Stock Incentive Plan pursuant to the prior Registration Statement. Subsequent to the filing of such Registration Statement, the Registrant approved a 4.505 for 1 stock split, effective March 9, 2011. This Registration Statement registers 40,000,000 additional shares (subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events) of Common Stock authorized for issuance pursuant to awards made under the Stock Incentive Plan as a result of the recent amendment to the Stock Incentive Plan.
PART I
Information Required in the Section 10(a) Prospectus
     The Registrant has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Act. The Registrant is not filing such documents with the SEC, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:
(1)	The Registrant’s Prospectus dated March 9, 2011 filed pursuant to Rule 424(b) under the Securities Act as part of the Registration Statement on Form S-1 (file number 333-171369), filed with the SEC on March 10, 2011.

(2)	The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2010 filed with the SEC on February 17, 2011.

(3)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 11, 2011 and March 16, 2011.

(4)	The description of the Registrant’s Common Stock, par value $0.01 per share, contained in the Registrant’s Registration Statement on Form 8-A, filed with the SEC on March 7, 2011, and including all other amendments and reports filed for the purpose of updating such description.
     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein)

modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.
     Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 6.	Indemnification of Directors and Officers.
     Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.
     Section 145(b) of the DGCL grants each corporation organized thereunder the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made pursuant to Section 145(b) of the DGCL in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
     Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation, or an amendment thereto, to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care as a director, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.
     The Registrant’s certificate of incorporation and bylaws indemnify the directors and officers to the full extent of the DGCL and also allow the Board of Directors to indemnify all other employees. Such right of indemnification is not exclusive of any right to which such officer or director may be entitled as a matter of law and shall extend and apply to the estates of deceased officers and directors.

Item 8.	Exhibits.

4.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.2
Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.3
2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated (filed as Exhibit 10.11(b) to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.4
Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

5.1	Opinion of Bass, Berry & Sims PLC.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages hereof).

SIGNATURES
     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 16th day of March, 2011.

HCA HOLDINGS, INC.
By:	/s/ R. Milton Johnson
R. Milton Johnson
President and Chief Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Richard M. Bracken, R. Milton Johnson, David G. Anderson and John M. Franck II, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ Richard M. Bracken Richard M. Bracken	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	March 16, 2011

/s/ R. Milton Johnson R. Milton Johnson	President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 16, 2011

/s/ Christopher J. Birosak	Director	March 16, 2011
Christopher J. Birosak

/s/ John P. Connaughton	Director	March 16, 2011
John P. Connaughton

/s/ James D. Forbes	Director	March 16, 2011
James D. Forbes

/s/ Kenneth W. Freeman	Director	March 16, 2011
Kenneth W. Freeman

Signature	Title	Date

/s/ Thomas F. Frist III	Director	March 16, 2011
Thomas F. Frist III

/s/ William R. Frist	Director	March 16, 2011
William R. Frist

/s/ Christopher R. Gordon	Director	March 16, 2011
Christopher R. Gordon

/s/ Jay O. Light	Director	March 16, 2011
Jay O. Light

	Director	March 16, 2011
Geoffrey G. Meyers

/s/ Michael W. Michelson	Director	March 16, 2011
Michael W. Michelson

/s/ James C. Momtazee	Director	March 16, 2011
James C. Momtazee

/s/ Stephen G. Pagliuca	Director	March 16, 2011
Stephen G. Pagliuca

/s/ Nathan C. Thorne	Director	March 16, 2011
Nathan C. Thorne

EXHIBIT INDEX

4.1
Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.2
Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.3
2006 Stock Incentive Plan for Key Employees of HCA Holdings, Inc. and its Affiliates, as Amended and Restated (filed as Exhibit 10.11(b) to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

4.4
Specimen Certificate for shares of Common Stock, par value $0.01 per share, of the Registrant (filed as Exhibit 4.1 to the Registrant’s Amendment No. 2 to Registration Statement on Form S-1 (file number 333-171369) filed with the SEC on March 9, 2011, and incorporated herein by reference).

5.1	Opinion of Bass, Berry & Sims PLC.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature pages hereof).